Calculation of Filing Fee Tables
S-4
Volato Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, $0.0001 par value per share	Other	274,833	$ 0.0254	$ 6,980.76	0.0001381	$ 0.96
Fees Previously Paid	2	Equity	Class A common stock, $0.0001 par value per share	Other	57,718,662	$ 0.0982	$ 5,667,972.61		$ 782.75
Fees Previously Paid	3	Equity	Class A common stock, $0.0001 par value per share	Other	20,498,069	$ 0.06585	$ 1,349,797.84		$ 186.41
Fees Previously Paid	4	Equity	Class A common stock, $0.0001 par value per share	Other	36,890,817	$ 0.02715	$ 1,001,585.68		$ 138.32
Fees Previously Paid	5	Equity	Class A common stock, $0.0001 par value per share	Other	4,115,183	$ 0.0237	$ 97,529.84		$ 13.47
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,123,866.73		$ 1,121.91
			Total Fees Previously Paid:						$ 1,120.95
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.96
Offering Note
[1]	(1) Consists of 119,497,564 shares of Class A common stock issuable to M2i Global's stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (2) The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global's common stock as reported on April 7, 2026.

[2]	(1) Consists of 119,497,564 shares of Class A common stock issuable to M2i Global's stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (3) The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global's common stock as reported on December 8, 2025.

[3]	(1) Consists of 119,497,564 shares of Class A common stock issuable to M2i Global's stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (4) The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global's common stock as reported on January 7, 2026.

[4]	(1) Consists of 119,497,564 shares of Class A common stock issuable to M2i Global's stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (5) The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global's common stock as reported on March 11, 2026.

[5]	(1) Consists of 119,497,564 shares of Class A common stock issuable to M2i Global's stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (6) The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global's common stock as reported on March 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date